AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment to Participation Agreement, made and entered into this 31st day of December, 1999 by and among Great American Reserve Insurance Company ("Insurance Company"), on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule B hereto INVESCO Funds Group, Inc., ("INVESCO"), and INVESCO Variable Investment Funds, Inc. ("Company").

     WHEREAS the Insurance Company, INVESCO, and the Company have entered into a Participation Agreement, dated July 19, 1996 ("Participation Agreement"), and

     WHEREAS the Insurance Company has changed its name to Conseco Variable Insurance Company, and

     WHEREAS Insurance Company, INVESCO, and the Company desire to have the portfolios of the Company offered in additional insurance contracts underwritten and distributed by Insurance Company as set forth in Schedule A hereto, and

     WHEREAS Insurance Company, INVESCO, and the Company desire that each segregated asset account of the Insurance Company set forth in Schedule B hereto be enabled to invest in portfolios of the Company, and

     WHEREAS Insurance Company, INVESCO, and the Company desire to remedy certain technical deficiencies in the Participation Agreement.

     NOW, THEREFORE Insurance Company, INVESCO, and the Company agree as follows:

     1. Insurance Company has changed its name to Conseco Variable Insurance Company. Such name change does not constitute a change of control of Insurance Company, or an assignment of any investment advisory or sub-advisory contract, as those terms are defined in the Investment Company Act of 1940. All rights, obligations, and remedies of Insurance Company, INVESCO, and the Company contained in the Participation Agreement continue in force without modification except as provided by this Amendment and Schedules A and B attached hereto.

     2. Schedule A of the Participation Agreement, which designate the contracts offered by Insurance Company, and Schedule B of the Participation Agreement, which designates the Insurance Company Accounts which invest in portfolios of the Company, are superseded and replaced by Schedules A and B attached hereto

     3. Section 2.7 of the Participation Agreement is deleted in its entirety and replaced with the following:

          2.7. INVESCO represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the Commission. INVESCO further represents that it will sell and distribute the Company shares in accordance with the laws of the Sate of


        Colorado and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     4. Section 2.9 of the Participation Agreement is deleted in its entirety and replaced with the following:

          2.9. INVESCO represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it shall perform its obligations for the Company in compliance in all material respects with the laws of the State of Colorado and any applicable state and federal securities laws.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Participation Agreement to be executed in its name and on behalf of its duly authorized representatives.


         CONSECO VARIABLE INSURANCE COMPANY


         /s/Michael A. Colliflower
         ----------------------------------

         Senior Vice President
         ----------------------------------



         INVESCO FUNDS GROUP, INC.


         /s/Ronald L. Grooms
         ----------------------------------
         Ronald L. Grooms
         Senior Vice President and Treasurer


         INVESCO VARIABLE INVESTMENT FUNDS, INC.


         /s/Ronald L. Grooms
         ----------------------------------
         Ronald L. Grooms
         Treasurer and Chief Financial and Accounting Officer

                                   SCHEDULE A
                                    CONTRACTS


1. Contract Form - 22-4056
2. Contract Form - 22-4025 (Acct. C)
3. Contract Form - 22-4047,22-4048 (Acct. E)
4. Contract Form - 22-4061 (Acct. F)
5. Contract Form - CVIC-2OOO/CVIC-2001 (Acct. H)
6. Contract Form - CVIC-1000(VLI Acct. A)

                                   SCHEDULE B
                                    ACCOUNTS

                                          DATE OF RESOLUTION OF INSURANCE
                                                COMPANY'S BOARD WHICH
NAME OF ACCOUNT                                ESTABLISHED THE ACCOUNT


Great American Reserve Variable
Annuity Account G                                  January 18, 1996

Conseco Variable Annuity Account C                 May 1, 1993

Conseco Variable Annuity Account E                 November 12, 1993

Conseco Variable Annuity Account F                 September 26, 1997

Conseco Variable Annuity Account H                 November 1, 1999

Conseco Variable Life Account A                    Not yet formed.